                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

         [ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))

         [X]  Definitive Proxy Statement
         [ ]  Definitive Additional Materials
         [ ]  Soliciting Material Pursuant to
              Rule 14a-11(c) or Rule 14a-12


                               BOCA RESORTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                      Logo

                                                              September 29, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Boca Resorts, Inc. to be held at 10:30 a.m., Eastern Standard Time, on Thursday, November 2, 2000, at The Broward Center for the Performing Arts, Amaturo Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312.

     The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon. In addition, there will be a business report on the progress of Boca Resorts, Inc. and an opportunity to ask questions of general interest to stockholders.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. ALTERNATIVELY, IF YOU ARE A REGISTERED STOCKHOLDER (THE STOCK CERTIFICATES FOR YOUR SHARES ARE REGISTERED IN YOUR OWN NAME) YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY AUTOMATED TELEPHONE RESPONSE, AS FURTHER INDICATED ON THE PROXY CARD. The Board of Directors recommends that stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting.

                                          Sincerely,

                                          /s/ Wayne Huizenga
                                          H. Wayne Huizenga
                                          Chairman of the Board

Logo                           BOCA RESORTS, INC.
                              501 EAST CAMINO REAL
                           BOCA RATON, FLORIDA 33432

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF BOCA RESORTS, INC.:

     The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Boca Resorts, Inc. (the "Company") will be held at 10:30 a.m., Eastern Standard Time, on November 2, 2000, at The Broward Center for the Performing Arts, Amaturo Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312 to consider and act on the following matters, all of which are set forth more completely in the accompanying Proxy Statement:

          1. To elect directors to a term of office expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified; and

          2. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on September 11, 2000 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. ALTERNATIVELY, IF YOU ARE A REGISTERED HOLDER OF OUR STOCK YOU MAY VOTE YOUR SHARES OVER THE INTERNET OR BY AUTOMATED TELEPHONE RESPONSE, AS FURTHER INDICATED ON THE PROXY CARD. You may revoke your proxy at any time prior to its use.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD L. HANDLEY
                                          Richard L. Handley
                                          Senior Vice President,
                                          General Counsel and Secretary

Boca Raton, Florida
September 29, 2000

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY INTERNET OR TELEPHONE.

                               BOCA RESORTS, INC.
                              501 EAST CAMINO REAL
                           BOCA RATON, FLORIDA 33432

                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 2, 2000

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boca Resorts, Inc. (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 10:30 a.m., Eastern Standard Time, on November 2, 2000, at The Broward Center for the Performing Arts, Amaturo Theater, 201 SW Fifth Avenue, Fort Lauderdale, Florida 33312.

     It is anticipated that this Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report to Stockholders will be mailed to stockholders of the Company on or about September 29, 2000.

RECORD DATE

     Only stockholders of record at the close of business on September 11, 2000 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 38,667,277 shares of the Company's Class A common stock, par value $.01 per share (the "Class A Common Stock"), and 255,000 shares of the Company's Class B common stock, par value $.01 per share (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to 10,000 votes, on each matter submitted to stockholders for approval at the Annual Meeting. Stockholders do not have the right to cumulative voting for directors.

     All of the shares of Class B Common Stock are currently owned by H. Wayne Huizenga, the Chairman of the Board. This voting structure was created in response to a requirement of the National Hockey League (the "NHL") that Mr. Huizenga maintain voting control of the Company at all times, unless otherwise permitted by the NHL. Accordingly, Mr. Huizenga is able to control the outcome on the election of directors and other matters which may properly come before the Company's stockholders for approval at the Annual Meeting.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company, or by delivery of a later-dated proxy (including a later-dated vote via Internet or telephone if you are a registered holder of Common Stock).

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the Annual Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     Provided that a quorum is present at the Annual Meeting, each director will be elected by the affirmative vote of the holders of a plurality of the total votes represented by the outstanding shares of the Class A Common Stock and the Class B Common Stock, voting together as a single class, present at the Annual Meeting, in person or by proxy, and entitled to vote. Other matters which may properly come before the Annual Meeting will be approved by the affirmative vote of the holders of a majority of the total votes represented.

COSTS OF SOLICITATION

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

THE COMPANY'S ACCOUNTANTS

     Arthur Andersen, LLP has served as the independent accountants for the Company for many years. It is anticipated that a representative from Arthur Andersen, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he desires to do so. He will also be available to respond to any appropriate questions. The Audit Committee will make its recommendation to the full board for the selection of independent accountants for fiscal 2001 at the first meeting of the Board of Directors following the Annual Meeting.

                       BIOGRAPHICAL INFORMATION REGARDING
                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information, as of the Record Date, concerning each of the Company's directors and executive officers.

NAME                                                   AGE                       POSITION
----                                                   ---                       --------
H. Wayne Huizenga..................................    62       Chairman of the Board
Richard C. Rochon..................................    43       Vice Chairman of the Board and President
William M. Pierce..................................    49       Senior Vice President, Treasurer and Chief
                                                                Financial Officer
Richard L. Handley.................................    53       Senior Vice President, General Counsel and
                                                                Secretary
Michael F. Glennie.................................    49       Senior Vice President - Resort Operations
Steven M. Dauria...................................    39       Vice President and Corporate Controller
Steven R. Berrard..................................    46       Director
Dennis J. Callaghan................................    51       Director
Ezzat S. Coutry....................................    55       Director
Michael S. Egan....................................    60       Director
Harris W. Hudson...................................    57       Director
George D. Johnson, Jr..............................    58       Director
Henry Latimer......................................    62       Director

     H. Wayne Huizenga has been the Company's Chairman of the Board since September 1996. Mr. Huizenga has also served as Chairman of AutoNation, Inc. (formerly known as Republic Industries, Inc.) ("AutoNation"), which owns the nation's largest chain of franchised automotive dealerships, since August 1995. From August 1995 to September 1999, Mr. Huizenga served as Chief Executive Officer or Co-Chief Executive Officer of AutoNation, Inc. Since May 1998, Mr. Huizenga has served as Chairman of the Board and Chief Executive Officer of Republic Services, Inc. ("Republic Services"), a leading provider of non-hazardous solid waste collection and disposal services. Since January 1995, Mr. Huizenga has served as the Chairman of the Board of Extended Stay America, Inc. ("Extended Stay"), an owner and operator of extended stay lodging facilities. Since June 1998, Mr. Huizenga has served as a director of NationsRent, Inc. ("NationsRent"), a national equipment rental company that markets products and services primarily to a broad range of construction and industrial customers. Since October 1998, Mr. Huizenga has served as a director of theglobe.com, an Internet on-line community. Since June 2000, Mr. Huizenga has served as a director of ANC Rental Corporation ("ANC"), which owns and operates Alamo-Rent-A-Car, National Car Rental and CarTemps USA. Since May 2000, Mr. Huizenga has been Vice Chairman of the Board of Zixit Corporation, which develops and markets products and services that enhance privacy, security and convenience over the Internet. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom Inc. ("Viacom"), a diversified entertainment and communications company. During the same period, Mr. Huizenga also served as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. From April 1987 through September 1995, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster, during which time he helped build Blockbuster from a 19-store chain into the world's largest video rental company. In September 1994, Blockbuster merged into Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc. ("Waste Management"), which he helped build into the world's largest integrated solid waste services company, and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga also owns the Miami Dolphins and Pro Player Stadium, in South Florida. Mr. Huizenga is the brother-in-law of Harris W. Hudson.

     Richard C. Rochon has been a director of the Company since September 1996 and has served as the Company's Vice Chairman since April 1997. Mr. Rochon became President of the Company in April 1998. Mr. Rochon has also been the President of Huizenga Holdings, Inc. ("Huizenga Holdings"), a privately held diversified holding company controlled by Mr. Huizenga, since 1988. Prior to joining Huizenga Holdings, he was a certified public accountant at Coopers & Lybrand, an international public accounting firm. Mr. Rochon has also served as a director of Century Business Services, Inc., a provider of out-sourced business services, since October 1996.

     William M. Pierce has been the Company's Senior Vice President, Treasurer and Chief Financial Officer since March 1997 and a director of Florida Panthers Hockey Club, Inc. ("Panthers, Inc."), the general partner of Florida Panthers Hockey Club (the "Panthers"), since November 1996. From January 1990 to March 1997, Mr. Pierce served as an officer of Huizenga Holdings and as the chief financial officer and a director of numerous other private companies owned by Mr. Huizenga. From April 1979 to December 1989, Mr. Pierce held Controller and General Manager positions for Sky Chefs, a food and retail service subsidiary of American Airlines. Mr. Pierce also served as Vice Chairman of the Broward County Tourism Development Council for a multi-year term ending in 1990.

     Richard L. Handley has been the Company's Senior Vice President, General Counsel and Secretary since May 1997. Prior to joining the Company, Mr. Handley served as Senior Vice President and the General Counsel of AutoNation from October 1995 to May 1997. Prior to joining AutoNation in October 1995, Mr. Handley held various positions in the environmental services sector, including a principal of Randolph Management Group, Inc., a management consulting firm specializing in the environmental industry, Vice President, Secretary and General Counsel of The Brand Companies, Inc., an environmental services company, and various legal positions with affiliates of Waste Management. Prior to joining Waste Management, Mr. Handley was a lawyer in private practice in Chicago, Illinois.

     Michael F. Glennie. Mr. Glennie became an executive officer of the Company in 1999, has been the Company's Senior Vice President - Resort Operations since November 1998 and President of the Boca Raton Resort and Club ("Boca Resort") since 1987. Prior to joining Boca Resort, Mr. Glennie was Manager of the Waldorf Astoria Hotel in New York and worked in various capacities at Rock Resorts, including as its Chief Executive Officer, from 1989 to 1993.

     Steven M. Dauria has been the Company's Corporate Controller since March 1997 and Vice President since September 1996. Mr. Dauria served as the Company's Chief Financial Officer from September 1996 to March 1997. Mr. Dauria also has served as the Vice President and Chief Financial Officer of Panthers, Inc. since July 1996. From July 1994 to July 1996, Mr. Dauria served as Director of Finance and Administration and Chief Financial Officer of Panthers, Inc. and, from December 1993 to July 1994, Mr. Dauria served as the Controller of both the Panthers and the Florida Marlins, a major league baseball franchise ("MLB Franchise"). Prior to joining the Panthers, Mr. Dauria served as the Controller of the New York Yankees, a MLB Franchise, from November 1991 to December 1993, and was previously associated with Time Warner, Inc. and Coopers & Lybrand.

     Steven R. Berrard has been a director of the Company since September 1996. He has served as a member of the board of directors of Gerald Stevens, Inc., a leading integrated retailer and marketer of flowers, plants and complementary gifts and decorative accessories, since April 1999 and as Chairman of the Board since October 1999. In 1997, Mr. Berrard co-founded New River Capital Partners, a private equity firm with an investment strategy focused on branded specialty retail, e-commerce and education, and he controls New River Capital's managing general partner. Mr. Berrard served as Co-Chief Executive Officer of AutoNation, Inc. from October 1996 until September 1999. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group. From January 1993 to September 1994, Mr. Berrard served as President and Chief Operating Officer of Blockbuster. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer, and he became a director of Blockbuster in May 1989. In addition, Mr. Berrard served as President and Chief Executive Officer and as a director of Spelling Entertainment Group Inc., a television and film entertainment producer and distributor, from March 1993 through March 1996, and served as a director of Viacom from September 1994 until March 1996. Mr. Berrard also serves as a director of Birmingham Steel Corporation, a steel producer.

     Dennis J. Callaghan has been a director of the Company since July 1997. Prior to July 1997, Mr. Callaghan was an affiliate of Boca Resort and was appointed to the Company's Board of Directors in connection with the Company's acquisition of Boca Resort. Since 1990, Mr. Callaghan has been President of Callaghan & Partners, Ltd., an entity founded by Mr. Callaghan to acquire, develop, finance, renovate and manage resorts, hotels and residential and commercial properties in the United States and abroad.

     Ezzat S. Coutry has been a director of the Company since September 1999. Mr. Coutry was President and Chief Executive Officer of La Quinta Inns, Inc. ("La Quinta"), an owner and operator of hotels in 28 states, from 1998 to 1999. From November 1996 to June 1998, Mr. Coutry served as Executive Vice President and Chief Operating Officer of La Quinta. From 1976 to 1996, Mr. Coutry was employed by Marriott International, Inc., most recently as Senior Vice President of the Midwest Region.

     Michael S. Egan has been a director of the Company since April 1997. Mr. Egan has served as the Chairman of ANC since June 2000 and of theglobe.com since August 1997. Mr. Egan has served as the controlling investor of Dancing Bear Investments, Inc., a privately held investment company, since 1996. From 1986 to 1996, he was the majority owner and Chairman of Alamo Rent-A-Car, Inc., now a subsidiary of ANC. Mr. Egan is also Chairman and Chief Executive Officer of Certified Vacations, a wholesale tour operator. Mr. Egan entered the car rental business with Olins Rent-A-Car, where he held various positions, including President. Before acquiring Alamo, Mr. Egan held various administrative positions at Yale University and administrative and teaching positions at the University of Massachusetts at Amherst. Mr. Egan is a graduate of Cornell University, where he received a Bachelor's degree in Hotel Administration.

     Harris W. Hudson has been a director of the Company since September 1996. Since August 1995, Mr. Hudson has served as a director of AutoNation and since October 1996 as Vice Chairman. Since May 1998, Mr. Hudson has served as Vice Chairman and Secretary of Republic Services. Since June 1998, Mr. Hudson has served as a director of NationsRent. From August 1995 until October 1996, Mr. Hudson served as President of AutoNation. From May 1995 until August 1995, Mr. Hudson served as a consultant to AutoNation. From 1983 until August 1995, Mr. Hudson founded and served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by AutoNation in August 1995. From 1964 to 1982, Mr. Hudson served as Vice President of Waste Management of Florida, Inc., a subsidiary of Waste Management. Mr. Hudson is the brother-in-law of Mr. Huizenga.

     George D. Johnson, Jr. has been a director of the Company since September 1996. Since January 1995, Mr. Johnson has served as President, Chief Executive Officer and a director of Extended Stay. From August 1993 until January 1995, Mr. Johnson served in various executive positions with Blockbuster Entertainment Group and, prior to its merger with Viacom, with Blockbuster, including as President of the Consumer Products Divisions, and also as a director of Blockbuster. From July 1987 until August 1993, Mr. Johnson was the managing general partner of WJB Video Limited Partnership, which became the largest Blockbuster franchisee with over 200 video stores prior to its merger with Blockbuster in August 1993. Mr. Johnson also serves as a director of AutoNation and Duke Energy Corporation, a global energy company with business in electric operations, energy transmission, energy services and diversified operations. Mr. Johnson is the managing member of American Storage, LLC, a chain of 26 self-storage facilities located in the Carolinas and Georgia. He has been the Chairman of the Board of Directors of Johnson Development Associates, Inc. since its founding in 1986. Johnson Development Associates is a real estate management, leasing, and development company controlling approximately four million square feet of commercial, retail, and industrial property located in the Carolinas and Georgia which are owned by various partnerships controlled by Mr. Johnson and his brother. Mr. Johnson practiced law in Spartanburg, South Carolina from 1967 until 1986 and served three terms in the South Carolina House of Representatives.

     Henry Latimer has been a director of the Company since August 1997. Since 1994, Mr. Latimer has been a Managing Member of the Fort Lauderdale office of the law firm of Eckert Seamans Cherin & Mellot. From 1983 to 1994, Mr. Latimer was a partner in the Miami office of the law firm of Fine Jacobson Schwartz Nash & Block, where he served as Chairman of its Management Committee from 1993 to 1994. Prior to joining that firm, Mr. Latimer served as a circuit judge for the 17th Judicial Circuit in and for Broward County, Florida.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held seven meetings (including actions taken by written consent) during the fiscal year ended June 30, 2000. No director participated in fewer than 75% of the aggregate number of meetings held during the period he served on the Board of Directors. The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. The Board of Directors has established an Executive Committee, an Audit Committee and a Compensation Committee to assist it in carrying out its duties. Each director attended all of the meetings of the committee in which he served.

     The Executive Committee consists of Messrs. Huizenga and Rochon, with Mr. Huizenga serving as Chairman. During the year ended June 30, 2000, the Executive Committee held three meetings (including actions taken by written consent), and met informally throughout the year. The Executive Committee has the authority to approve, on behalf of the entire Board of Directors, by vote at a duly convened meeting of the Executive Committee, or by unanimous written consent, (a) any acquisition including any acquisition of property, or the securities and/or assets and business of any industry not involving more than $10 million in cash, securities or other consideration, and (b) any borrowing, guarantees or other transactions of the Company not involving more than $10 million in cash, securities or other consideration.

     The Audit Committee, which met twice during the year ended June 30, 2000, consists of Messrs. Latimer, Coutry and Berrard, with Mr. Berrard serving as Chairman. The Audit Committee's responsibilities include (a) recommending to the full Board of Directors the selection of the Company's independent auditors, (b) discussing the arrangements for the proposed scope and results of the annual audit with management and the independent auditors, (c) reviewing the scope of non-audit professional services provided by the independent auditors and (d) obtaining from both management and the independent auditors their observations on the Company's system of internal accounting controls.

     The Compensation Committee, which met once during the year ended June 30, 2000, consists of Messrs. Egan and Johnson, with Mr. Egan serving as Chairman. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers, and is responsible for administering the Stock Option Plan.

DIRECTOR COMPENSATION

     Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving on the Board of Directors. The Company's current policy provides that each non-employee director receive, upon such person's initial election as a director, an option under the Stock Option Plan to acquire, at the then fair market value, 25,000 shares of Class A Common Stock and, subject to certain limitations, an annual option under the Stock Option Plan to acquire additional shares of Class A Common Stock at each annual meeting of the Company's stockholders at which such director is re-elected or remains a director. The Stock Option Plan provides that options granted thereunder vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the Board of Directors or the Compensation Committee. The Company also reimburses directors for out-of-pocket expenses incurred in connection with meetings of the Board of Directors or committees thereof. The Board of Directors will periodically review and may revise the compensation policies for non-employee directors.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth remuneration paid or accrued by the Company and its subsidiaries during the fiscal years ended June 30, 2000, 1999 and 1998 to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Company and its subsidiaries, other than the Chief Executive Officer, who received salary and bonus which combined equaled greater than $100,000 (together, the "Named Executive Officers"), for services in all capacities while they were employees of the Company or its subsidiaries, and the capacities in which the services were rendered.

                                                                                                       LONG-TERM
                                                                                                      COMPENSATION
                                                                                                     --------------
                                                                                                       SECURITIES
                                                                                                       UNDERLYING
                                                                     ANNUAL COMPENSATION               OPTIONS TO
                                                             ------------------------------------       PURCHASE
                                                                                     OTHER ANNUAL    CLASS A COMMON
NAME AND PRINCIPAL POSITION                   FISCAL YEAR     SALARY      BONUS      COMPENSATION        STOCK
---------------------------                   -----------    --------    --------    ------------    --------------
H. Wayne Huizenga...........................  2000                 --          --           --                   --
  Chairman of the Board.....................  1999                 --          --           --       350,000 shares
                                              1998                 --          --           --       350,000 shares

William M. Pierce...........................  2000           $250,000          --      $ 8,337(3)     50,000 shares
  Senior Vice President, Treasurer..........  1999           $210,000          --      $ 8,337(3)     50,000 shares
  and Chief Financial Officer...............  1998           $210,000          --      $ 7,919(3)     50,000 shares

Richard L. Handley..........................  2000           $200,000          --      $13,435(3)     50,000 shares
  Senior Vice President, General............  1999           $200,000          --      $13,435(3)     50,000 shares
    Counsel and Secretary...................  1998           $194,600          --      $11,980(3)     50,000 shares

Michael F. Glennie..........................  2000           $350,000    $225,000(2)   $70,961(4)     75,000 shares
  Senior Vice President, Resort.............  1999                 --          --           --                   --
    Operations(1)...........................  1998                 --          --           --                   --

Steven M. Dauria............................  2000           $180,000          --      $10,979(3)     20,000 shares
  Vice President and Corporate..............  1999           $160,000          --      $10,979(3)     20,000 shares
    Controller..............................  1998           $140,000          --      $14,630(3)     20,000 shares

---------------

(1) Mr. Glennie became an executive officer during the year ended June 30, 2000.
(2) Mr. Glennie's bonus was contingent upon Boca Resort achieving certain profit and cash flow levels.
(3) Comprised of insurance premiums paid by the Company on behalf of these employees.
(4) Comprised of insurance premiums paid by the Company on behalf of employee, contributions to employees' retirement fund and the annual leased value of a Company automobile made available to him.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options made during the fiscal year ended June 30, 2000 to the Named Executive Officers.

                                                                                                   POTENTIAL REALIZABLE
                                                        % OF TOTAL                                   VALUE AT ASSUMED
                                      NUMBER OF           OPTIONS                                 ANNUAL RATES OF STOCK
                                      SECURITIES        GRANTED TO                                  PRICE APPRECIATION
                                      UNDERLYING         EMPLOYEES                                  FOR OPTION TERM(2)
                                       OPTIONS              IN         EXERCISE    EXPIRATION    ------------------------
NAME                                  GRANTED(1)        FISCAL YEAR     PRICE         DATE           5%           10%
----                              ------------------    -----------    --------    ----------    ----------    ----------
William M. Pierce...............     50,000 shares         6.4%         $9.75       01/03/10      $105,059     $  226,249
  Senior Vice President,
    Treasurer and Chief
    Financial Officer

Richard L. Handley..............     50,000 shares         6.4%         $9.75       01/03/10      $105,059     $  226,249
  Senior Vice President, General
    Counsel and Secretary

Michael F. Glennie..............     75,000 shares         9.6%         $9.75       01/03/10      $157,589     $  339,373
  Senior Vice President, Resort
    Operations

Steven M. Dauria................     20,000 shares         2.6%         $9.75       01/03/10      $ 42,024     $   90,500
  Vice President and Corporate
    Controller

---------------

(1) These options become exercisable in four equal annual installments commencing on January 3, 2001.
(2) As required by the rules promulgated by the Securities and Exchange Commission (the "SEC"), potential realizable values are based on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at rates (compounded annually) of 5% and 10%, respectively, and therefore are not intended to forecast possible future appreciation, if any, in the price of the Company's Common Stock.

FISCAL YEAR-END OPTION VALUE TABLE

                                                                   NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                                                 OPTIONS AT JUNE 30, 2000              JUNE 30, 2000
                                                              -------------------------------   ---------------------------
NAME                                                           EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                                                          --------------   --------------   -----------   -------------
H. Wayne Huizenga...........................................  337,500 shares   462,500 shares     $49,219       $147,656
Chairman of the Board

William M. Pierce...........................................   78,750 shares   126,250 shares     $ 7,031       $ 27,344
  Senior Vice President, Treasurer and Chief Financial
    Officer

Richard L. Handley..........................................   85,200 shares   128,400 shares     $ 7,031       $ 27,344
  Senior Vice President, General Counsel and Secretary

Michael F. Glennie..........................................   75,000 shares   160,000 shares     $10,547       $ 41,016
  Senior Vice President, Resort Operations

Steven M. Dauria............................................   32,250 shares    50,750 shares     $ 2,813       $ 10,938
  Vice President and Corporate Controller

STOCK OPTION PLAN

     The Stock Option Plan is designed as a means to attract, retain and motivate key employees and directors. The Compensation Committee is currently responsible for administering and interpreting the Stock Option Plan.

     Options are granted under the Stock Option Plan on such terms and at such prices as determined by the Compensation Committee, except that the per share exercise price of the options cannot be less than the fair market value of the Class A Common Stock on the date of grant. Each option is for a term of not less than five years or more than ten years, as determined by the Compensation Committee. The Stock Option Plan provides that options granted thereunder vest in four equal annual installments beginning on the first anniversary of the date of grant, unless otherwise provided by the Board of Directors or the Compensation Committee. However, in the event of a change of control (as such term is defined in the Stock Option Plan), all outstanding options become immediately exercisable. Options granted under the Stock Option Plan are not transferable other than by will or by the laws of descent and distribution.

     As of September 11, 2000, the Company had granted, net of cancellations, options to purchase an aggregate of 5,142,644 shares of the Class A Common Stock with exercise prices ranging from $9.31 per share to $26.38 per share, leaving 2,310,040 options available for future grants.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is composed of two outside (non-management) directors of the Company. The committee's responsibilities include reviewing and making recommendations to the Board of Directors generally with respect to the compensation of the Company's executive officers. The Board of Directors reviews these recommendations and approves all executive compensation action.

     The Company's executive compensation program is designed to align compensation with the Company's business strategy, values and management initiatives. Historically, the components of the Company's compensation program for executive officers has included base compensation and stock options.

  Base Compensation

     The committee has evaluated and determined appropriate ranges of pay for all categories of management to facilitate a Company-wide systematic salary structure with appropriate internal alignment. In determining appropriate pay ranges, the committee annually examines market compensation levels for executives who are currently employed in similar positions in public companies with comparable revenues, net income and market capitalization.

  Stock Options

     Stock options align the interests of employees and stockholders by providing value to the employee when the stock price increases. All options are granted at 100% of the fair market value of the Class A Common Stock on the date of grant.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits an employer's income tax deduction for compensation paid to certain key executives of a public company to $1,000,000 per executive per year. The Company has no executives whose salaries currently approach this level and, accordingly, has not addressed what approach it will take with respect to section 162(m), except to the extent the Stock Option Plan contains standard limits and provisions on awards which are extended to enable such awards to be exempt from the Section 162(m) deduction limits.

     Mr. Huizenga, who has been the Chairman of the Board since September 1996, is not paid a cash salary or bonus. In addition, Mr. Huizenga declined a recommendation for stock options during the year ended June 30, 2000. He was awarded stock options entitling him to purchase 350,000 shares of Class A Common Stock exercisable at a price of $9.31 during the prior fiscal year. Stock option awards are made at the discretion of the Compensation Committee and are contingent upon achieving a number of performance objectives including growth in the Company's stock price, revenue, net income and return on equity. Each performance objective was met during the year ended June 30, 2000 except for growth in the Company's stock price. Total revenue increased $31.9 million or 8% for the year ended June 30, 2000 compared to the year ended June 30, 1999, while net income increased $8.1 million or 150% over the same period. The Compensation Committee believes that tying Mr. Huizenga's remuneration to the performance of the Class A Common Stock will enhance the long-term performance and stability of the Company.

                                          Michael S. Egan
                                          and George D. Johnson, Jr.
                                          As Members of the Compensation
                                          Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the year ended June 30, 2000 or was formerly an officer of the Company or of any of its subsidiaries. During the fiscal year ended June 30, 2000, none of the executive officers of the Company served on the compensation committee of any other entity, any of whose directors or executive officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company. During the fiscal year ended June 30, 2000, Mr. Huizenga served as a director of Extended Stay and AutoNation, during which time Mr. Johnson served as an executive officer of Extended Stay and Mr. Hudson served as an executive officer of AutoNation. In addition, Messrs. Huizenga and Egan have served as directors of theglobe.com.

PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder returns on the Class A Common Stock, based on the market price of Class A Common Stock from November 13, 1996, the date of the pricing of the Company's initial public offering (the "IPO") through June 30, 2000, with the cumulative total return of each of (a) the S&P 500 Index, (b) a peer group consisting of Four Seasons Hotels, Inc., Marriott International, Inc., American Skiing Company, Sun International Hotels, Ltd. and Vail Resorts, Inc. (the "Peer Group"). While the Peer Group consists of high-end resort and hotel companies, the Company believes that there is no publicly-traded entity which is truly comparable to the Company, due to the diversity of the Company's revenues and the unique nature of its assets. The graph assumes that the value of the investment in the Class A Common Stock and in each index was $100 at November 13, 1996 and that all dividends were reinvested. The graph lines connect quarter-end dates and do not reflect fluctuations between those dates.
                            CUMULATIVE TOTAL RETURN
              BASED ON AN INVESTMENT OF $100 ON NOVEMBER 13, 1996

                                                   BOCA RESORTS, INC.             S&P 500 INDEX                PEER GROUP
                                                   ------------------             -------------                ----------
November 13, 1996                                        100.00                      100.00                      100.00
December 31, 1996                                        172.50                      102.68                      100.00
March 31, 1997                                           271.25                      105.43                      100.00
June 30, 1997                                            242.50                      123.84                      122.12
September 30, 1997                                       263.55                      113.33                      114.68
December 31, 1997                                        192.95                      116.59                      110.46
March 31, 1998                                           248.88                      132.85                      135.30
June 30, 1998                                            220.22                      137.24                      122.17
September 30, 1998                                       120.95                      123.58                       89.11
December 31, 1998                                        104.16                      149.90                      108.64
March 31, 1999                                            86.69                      157.37                      116.97
June 30, 1999                                            119.55                      168.46                      132.19
September 30, 1999                                       117.45                      157.94                      112.54
December 31, 1999                                        109.06                      181.45                      112.16
March 31, 2000                                            95.77                      185.61                      108.57
June 30, 2000                                            110.46                      180.68                      126.09

    THE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND THE PERFORMANCE GRAPH ABOVE SHALL NOT BE DEEMED SOLICITING MATERIAL OR INCORPORATED BY REFERENCE INTO ANY OF THE COMPANY'S FILINGS WITH THE SEC BY IMPLICATION OR BY ANY REFERENCE IN ANY SUCH FILING TO THIS PROXY STATEMENT.

                              CERTAIN TRANSACTIONS

     The following is a summary of certain agreements and transactions between or among the Company and certain related parties. It is the Company's policy to enter into any such transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on the Company's experience in the business segments in which it operates and the terms of its transactions with unaffiliated parties, it is the Company's belief that all of the transactions described below involving the Company met that standard at the time such transactions were effected.

     The Company pays a management fee to Huizenga Holdings, Inc., a corporation whose sole shareholder is the Company's Chief Executive Officer and Chairman, H. Wayne Huizenga, equal to 1% of total revenue, excluding all NHL national television revenue, enterprise rights and expansion fees. Pursuant to the agreement, Huizenga Holdings, Inc. provides certain accounting, administrative, financing, tax and legal services to the Company. The Company incurred management fees of approximately $4.1 million, $3.9 million and $2.9 million for the years ended June 30, 2000, 1999 and 1998, respectively.

     The Company paid Callaghan & Partners, Ltd. $501,000 and $1.0 million for construction and development services during the years ended June 30, 2000 and 1999, respectively. The Company is obligated to pay Callaghan & Partners, Ltd. 1.5% of the budgeted construction and development cost of certain approved projects. As of June 30, 2000, unpaid amounts associated with such approved projects totaled $774,000. Dennis Callaghan, a director of the Company, is President of Callaghan & Partners, Ltd., an entity founded by Mr. Callaghan to acquire, develop, finance, renovate and manage resorts, hotels and residential and commercial properties in the United States and abroad.

     Mr. Huizenga owned a 50% interest in Leisure Management International, Inc., ("LMI") until March 2000 when it was sold to an unrelated party. LMI managed the Miami Arena under a management agreement with Decoma Miami Associates, Ltd., a company in which the Company owns a 78% interest ("Decoma"). Under the management agreement, LMI received from Decoma management fees of approximately $142,000, $150,000 and $137,000 for the years ended June 30, 2000, 1999 and 1998, respectively. The Company also entered into an agreement with LMI to manage the National Car Rental Center, home of the Florida Panthers Hockey Club, and incurred management fees of approximately $205,000 and $200,000 for the years ended June 30, 2000 and 1999, respectively.

     The Panthers have a contract with SportsChannel Florida, a Florida limited partnership, 70% of which was owned by Mr. Huizenga until January 2000, when such entity was sold. Under the terms of the existing contract, the Panthers granted local television broadcast and pay television rights, exclusively to SportsChannel Florida. Aggregate payments by SportsChannel Florida totaled $5.5 million ($2.5 million of which was paid before SportsChannel Florida was sold to the unrelated party), $3.1 million and $2.8 million for the years ended June 30, 2000, 1999 and 1998, respectively.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than five percent of the Class A Common Stock, to file with the SEC initial reports of ownership and reports of change in ownership of the Class A Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such reports they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company, all Section 16(a) filings with respect to the Company's fiscal year ended June 30, 2000 were timely made.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock (including shares which the named individuals have the right to acquire within 60 days upon the exercise of outstanding options and exercise of exchange rights) as of September 11, 2000, by (a) each person known to own beneficially more than 5% of the Class A Common Stock, (b) each of the Company's directors, (c) each of the Company's executive officers and (d) all directors and executive officers of the Company as a group. Unless otherwise indicated, the address of the designated party is located at 501 East Camino Real, Boca Raton, Florida 33432, the Company's principal business address.

                                                               BENEFICIAL OWNERSHIP
                                                              -----------------------
                                                                SHARES     PERCENT(1)
                                                              ----------   ----------
H. Wayne Huizenga(2)........................................   7,148,296      18.2%
Huizenga Investments Limited Partnership....................   6,033,494      15.4%
  P.O. Box 50102
  Henderson, Nevada 89106
H. Wayne Huizenga, Jr. (3)..................................   2,490,414       6.4%
Richard C. Rochon(4)........................................   1,045,162       2.7%
William M. Pierce(5)........................................     172,545         *
Richard L. Handley(6).......................................     100,200         *
Michael F. Glennie(7).......................................     122,426         *
Steven M. Dauria(8).........................................      48,000         *
Steven R. Berrard(9)........................................     648,822       1.7%
Dennis J. Callaghan(10).....................................     462,912       1.2%
Ezzat Coutry(11)............................................       6,250         *
Michael S. Egan(12).........................................     148,950         *
Harris W. Hudson(13)........................................     436,000       1.1%
George D. Johnson, Jr.(14)..................................     884,848       2.3%
Henry Latimer(15)...........................................      38,750         *
All directors and executive officers as a group (13
  persons)..................................................  11,263,161      27.9%

---------------

  * Less than one percent (1%).

 (1) The denominator used to calculate percent of beneficial ownership for each named stockholder is based on 38,922,277 shares of Common Stock outstanding at September 11, 2000, plus those shares issuable within 60 days upon exercise of any options that are held by the applicable stockholder, plus those shares issuable upon exercise of any exchange rights that are immediately exercisable and held by the applicable stockholder.
 (2) The aggregate number of shares of Common Stock beneficially owned by Mr. Huizenga includes (a) 6,033,494 shares of Class A Common Stock owned by Huizenga Investment Limited Partnership, a Nevada limited partnership controlled by Mr. Huizenga, (b) 397,202 shares owned directly by Mr. Huizenga, (c) 100,100 shares owned by Mr. Huizenga's wife, (d) 255,000 shares of Class B Common Stock, which are all the shares of Class B Common Stock issued and outstanding, (e) 25,000 shares underlying options, which vested on November 8, 1997, (f) 25,000 shares underlying options, which vested on November 8, 1998, (g) 25,000 shares underlying options, which vested on November 8, 1999, (h) 25,000 shares shares underlying options, which vest on November 8, 2000, (i) 87,500 shares underlying options, which vested on January 2, 1999, (j) 87,500 shares underlying options, which vested on January 4, 1999 and (k) 87,500 shares underlying options, which vested on January 2, 2000. Mr. Huizenga disclaims beneficial ownership of the shares owned by his wife.
 (3) The number of shares of Common Stock beneficially owned by H. Wayne Huizenga, Jr., son of Mr. Huizenga, is based upon a review of the Schedule 13G filed on May 11, 1999.
 (4) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Rochon consists of (a) 870,162 shares owned by Weezor I Limited Partnership, a Nevada limited partnership controlled by Mr. Rochon, (b) 6,250 shares underlying options, which vested on November 8, 1997, (c) 6,250 shares underlying options, which vested on November 8, 1998, (d) 6,250 shares underlying options, which vested on November 8, 1999, (e) 6,250 shares underlying options, which vest on November 8, 2000, (f) 12,500 shares underlying options, which vested on April 3, 1998, (g) 12,500 shares underlying options, which vested on April 3, 1999, (h) 12,500 shares underlying options, which vested on April 3, 2000, (i) 37,500 shares underlying options, which vested on January 2, 1999, (j) 37,500 shares underlying options, which vested on January 4, 1999 and (k) 37,500 shares underlying options, which vested on January 2, 2000.
 (5) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Pierce consists of (a) 92,500 shares owned directly by Mr. Pierce,
     (b) 45 shares owned by members of Mr. Pierce's immediate family living in the same household as Mr. Pierce, (c) 1,250 shares underlying options, which vested on November 8, 1997, (d) 1,250 shares underlying options, which vested on November 8, 1998, (e) 1,250 shares underlying options, which vested on November 8, 1999, (f) 1,250 shares underlying options, which vest on November 8, 2000, (g) 12,500 shares underlying options, which vested on April 3, 1998, (h) 12,500 shares underlying options, which vested on April 3, 1999 (i) 12,500 shares underlying options, which vested on April 3, 2000, (j) 12,500 shares underlying options, which vested on January 2, 1999 (k) 12,500 shares underlying options, which vested on January 4, 1999 and (l) 12,500 shares underlying options, which vested on January 2, 2000.
 (6) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Handley consists of (a) 15,000 shares owned directly by Mr. Handley,
     (b) 15,900 shares underlying options, which vested on May 21, 1998, (c) 15,900 shares underlying options, which vested on May 21, 1999, (d) 15,900 shares underlying options, which vested on May 21, 2000, (e) 12,500 shares underlying options, which vested on January 2, 1999, (f) 12,500 shares underlying options, which vested on January 4, 1999 and (g) 12,500 shares underlying options, which vested on January 2, 2000.
 (7) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Glennie consists of (a) 39,700 shares owned directly by Mr. Glennie,
     (b) 7,726 shares issuable upon the exercise of exchange rights which are currently exercisable, (c) 13,750 shares underlying options, which vested on June 26, 1998, (d) 13,750 shares underlying options, which vested on June 26, 1999, (e) 13,750 shares underlying options, which vest on June 26, 2000, (f) 7,500 shares underlying options, which vested on January 2, 1999,
     (g) 18,750 shares underlying options, which vested on January 4, 1999 and
     (h) 7,500 shares underlying options, which vested on January 2, 2000.
 (8) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Dauria consists of (a) 10,000 shares owned directly by Mr. Dauria,
     (b) 5,750 shares underlying options, which vested on November 8, 1997, (c) 5,750 shares underlying options, which vested on November 8, 1998, (d) 5,750 shares underlying options, which vested on November 8, 1999, (e) 5,750 shares underlying options, which vest on November 8, 2000, (f) 5,000 shares underlying options, which vested on January 2, 1999, (g) 5,000 shares underlying options, which vested on January 4, 1999 and (h) 5,000 shares underlying options, which vested on January 2, 2000.
 (9) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Berrard consists of (a) 603,822 shares owned by Berrard Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Berrard, (b) 6,250 shares underlying options, which vested on November 8, 1997, (c) 6,250 shares underlying options, which vested on November 8, 1998
     (d) 6,250 shares underlying options, which vested on November 8, 1999, (e) 6,250 shares underlying options, which vest on November 8, 2000, (f) 2,500 shares underlying options, which vested on November 17, 1998, (g) 7,500 shares underlying options, which vested on November 17, 1999, (h) 7,500 shares underlying options, which vest on November 17, 2000 and (i) 2,500 shares underlying options, which vest on November 15, 2000.
(10) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Callaghan consists of (a) 94,787 shares owned directly by Mr. Callaghan, (b) 88,125 shares issuable upon the exercise of exchange rights which are currently exercisable, (c) 62,500 shares underlying options, which vested on July 9, 1998, (d) 62,500 shares underlying options, which vested on July 9, 1999, (e) 125,000 shares underlying options, which vested on July 9, 2000, (f) 10,000 shares underlying options, which vested on January 2, 1999, (g) 10,000 shares underlying options, which vested on January 4, 1999 and (h) 10,000 shares underlying options, which vested on January 2, 2000.
(11) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Coutry consists of 6,250 shares underlying options, which vest on November 15, 2000.
(12) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Egan consists of (a) 110,000 shares owned directly by Mr. Egan, (b) 200 shares owned by a member of Mr. Egan's family living in the same household as Mr. Egan, (c) 6,250 shares underlying options, which vested on April 23, 1998, (d) 6,250 shares underlying options, which vested on April 23, 1999, (e) 6,250 shares underlying options, which vested on April 23, 2000, (f) 2,500 shares underlying options, which vested on November 17, 1998, (g) 7,500 shares underlying options, which vested on November 17, 1999, (h) 7,500 shares underlying options, which vest on November 17, 2000 and (i) 2,500 shares underlying options, which vest on November 15, 2000.
(13) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Hudson consists of (a) 300,000 shares owned by the Harris W. Hudson Limited Partnership, a Nevada limited partnership controlled by Mr. Hudson,
     (b) 91,000 shares owned directly by Mr. Hudson, (c) 6,250 shares underlying options, which vested on November 8, 1997, (d) 6,250 shares underlying options, which vested on November 8, 1998, (e) 6,250 shares underlying options, which vested on November 8, 1999, (f) 6,250 shares underlying options, which vest on November 8, 2000, (g) 2,500 shares underlying options, which vested on November 17, 1998, (h) 7,500 shares underlying options, which vested on November 17, 1999, (i) 7,500 shares underlying options, which vest on November 17, 2000 and (j) 2,500 shares underlying options, which vest on November 15, 2000.
(14) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Johnson consists of (a) 818,848 shares owned by GDJ, Jr. Investments Limited Partnership, a Nevada limited partnership controlled by Mr. Johnson, (b) 15,000 shares owned by Mr. Johnson's wife, (c) 3,000 shares owned by the GD Johnson III ESA Trust, (d) 3,000 shares owned by the SP Johnson ESA Trust, (e) 6,250 shares underlying options, which vested on November 8, 1997, (f) 6,250 shares underlying options, which vested on November 8, 1998, (g) 6,250 shares underlying options, which vested on November 8, 1999, (h) 6,250 shares underlying options, which vest on November 8, 2000, (i) 2,500 shares underlying options, which vested on November 17, 1998, (j) 7,500 shares underlying options, which vested on November 17, 1999, (k) 7,500 shares underlying options, which vest on November 17, 2000 and (l) 2,500 shares underlying options, which vest on November 15, 2000.
(15) The aggregate number of shares of Class A Common Stock beneficially owned by Mr. Latimer consists of (a) 6,250 shares underlying options, which vested on August 7, 1998, (b) 6,250 shares underlying options, which vested on August 7, 1999, (c) 6,250 shares underlying options, which vested on August 7, 2000, (d) 2,500 shares underlying options, which vested on November 17, 1998, (e) 7,500 shares underlying options, which vested on November 17, 1999 (f) 7,500 shares underlying options, which vest on November 17, 2000 and (g) 2,500 shares underlying options, which vest on November 15, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the Board of Directors shall consist of one or more members, the exact number of which may be determined from time to time by the Company's stockholders or the Board of Directors. On May 17, 2000 the Board of Directors nominated all of its then present members for re-election as directors for a term expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each has been elected and qualified. All nominees have indicated their willingness to serve and, unless otherwise specified on the proxy, it is the intention of the proxy holders to vote for the nominees listed below. The confirmed nominees for the Board of Directors for the term expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified are as follows:

              Steven R. Berrard
              Dennis J. Callaghan
              Ezzat S. Coutry
              Michael S. Egan
              Harris W. Hudson
              H. Wayne Huizenga
              George D. Johnson, Jr.
              Henry Latimer
              Richard C. Rochon

     Biographical information relating to each of these nominees for director appears under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED ABOVE. PROXY CARDS EXECUTED AND RETURNED (OR INTERNET AND TELEPHONE VOTING FOR REGISTERED HOLDERS OF COMMON STOCK) WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                             STOCKHOLDER PROPOSALS

     In accordance with rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with its 2001 Annual Meeting of Stockholders must do so no later than June 1, 2001. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. In addition, the Company's bylaws require that in order for any business to be properly brought before any meeting of stockholders, including nominations for the election of directors, a stockholder must provide written notice delivered to the Secretary of the Company at the principal executive offices of the Company not less than 60 nor more than 120 days prior to the meeting date; provided, however, that in the event that less than 65 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, the stockholder notice, in order to be timely, must be received by the corporate Secretary not later than the close of business on the seventh day following the day on which notice of the meeting was mailed or disclosure of the meeting date has been made. The stockholder notice must include the stockholder's name and address as it appears on the Company's records and the class and number of shares of the Company's capital stock beneficially owned by such stockholder on the record date for the meeting. In addition, (a) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business, and (b) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act.

                                 OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interests of the Company. The accompanying form of proxy has been prepared at the direction of the Board of Directors and is sent to you at the request of the Board of Directors. The proxies named therein have been designated by your Board of Directors.

                                          By Order of the Board of Directors,

                                          /s/ RICHARD L. HANDLEY
                                          Richard L. Handley
                                          Senior Vice President,
                                          General Counsel and Secretary

Boca Raton, Florida
September 29, 2000

                                     PROXY

                               BOCA RESORTS, INC.
                              501 EAST CAMINO REAL
                           BOCA RATON, FLORIDA 33432

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 2, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of BOCA RESORTS, INC., a Delaware corporation (the "Company"), hereby appoints WILLIAM M. PIERCE and RICHARD
L. HANDLEY, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Class A Common
Stock and Class B Common Stock (collectively, "Common Stock") of the
Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:30 a.m., Eastern Standard Time, on November 2, 2000, at The Broward Center for the Performing Arts, Amaturo Theater, 201 S.W. Fifth Avenue, Fort Lauderdale, Florida 33312, and at all adjournments or postponements thereof, with authority to vote said Common Stock on the matters set forth on the reverse side.

         The shares of Common Stock represented by this Proxy will be voted in the manner directed herein by the undersigned stockholder, who shall be entitled to the vote corresponding to each share of Class A Common Stock and Class B Common Stock held by such stockholder.

                  (continued and to be signed on reverse side)


VOTE BY TELEPHONE                           VOTE BY INTERNET

It's fast, convenient and immediate!        It's fast, convenient and your vote
Call Toll-Free on a Touch-Tone Phone        is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683)

FOLLOW THESE FOUR EASY STEPS:               FOLLOW THESE FOUR EASY STEPS:

1. Read the accompanying Proxy Statement    1. Read the accompanying Proxy
   and Proxy Card.                             Statement and Proxy Card.

2. Call the toll-free number                2. Go to the Website
   1-877-PRX-VOTE (1-877-779-8683).            http://www.eproxyvote.com/rst

3. Enter your 14-digit Control Number       3. Enter your 14-digit Control
   located on your Proxy Card above            Number located on your Proxy Card
   your name.                                  above your name.

4. Follow the recorded instructions.        4. Follow the recorded instructions.

Your Vote is Important!                     Your Vote is Important!
Call 1-877-PRX-VOTE anytime!                Go to htpp://www.eproxyvote.com/rst
                                            anytime!

   Do note return your Proxy Card if you are voting by Telephone or Internet

        The Board of Directors recommends a vote FOR the following proposals:

     1. To elect as directors of Boca Resorts, Inc. (the "Company") all of the following nominees:

         Nominees: (01) Steven R. Berrard, (02) Dennis J. Callaghan, (03) Ezzat
         S. Coutry, (04) Michael S. Egan, (05) Harris W. Hudson, (06) H. Wayne Huizenga, (07) George D. Johnson, Jr., (08) Henry Latimer and
         (09) Richard C. Rochon.

               [ ] FOR ALL NOMINEES          [ ] WITHHELD FROM ALL NOMINEES

      [ ]  FOR all nominees except as noted:

      --------------------------------------------

     2. In their judgment, the proxies are authorized to vote upon such other business as may be properly brought before the Annual Meeting and each adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST PROPOSAL AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.


                                        PLEASE MARK, DATE, SIGN AND RETURN USING
                                        THE ENCLOSED ENVELOPE. YOUR PROMPT
                                        ATTENTION WILL BE APPRECIATED.

                                        PLEASE SIGN YOUR NAME EXACTLY AS IT
                                        APPEARS ON THE LEFT. EXECUTORS,
                                        ADMINISTRATORS, TRUSTEES, GUARDIANS,
                                        ATTORNEYS AND AGENTS SHOULD GIVE THEIR
                                        FULL TITLES AND SUBMIT EVIDENCE OF
                                        APPOINTMENT UNLESS PREVIOUSLY FURNISHED
                                        TO THE COMPANY OR ITS TRANSFER AGENT.
                                        ALL JOINT OWNERS SHOULD SIGN.



   Date:                                         , 2000
          ---------------------------------------


    --------------------------------------------
    (Signature)


    --------------------------------------------
    (Signature)